CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference into Post- Effective Amendment No. 1 to the registration statement of CMP Group, Inc. on Form S-3 (Reg. No. 33-39826) of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Central Maine Power Company and subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.



                                                 /s/ PricewaterhouseCoopers LLP


August 24, 1998